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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form SB-2
No. 33-99386, Forms S-8 No. 333-42533 and No. 333-86001) pertaining to the 1993
Stock Option Plan, as amended and restated, the 1995 Stock Option Plan, as amended and restated, and the 1998 Stock Option Plan of Titan Pharmaceuticals, Inc. of our report dated February 24, 2000 except for Note 14, as to which the date is March 3, 2000, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.

                                                         [/S/ ERNST & YOUNG LLP]

Palo Alto, California

March 29, 2000